Report of Independent Accountants



To the Trustees of Barr Rosenberg Series Trust,
The Shareholders of U.S. Small Capitalization Series,
Japan Series, International Small Capitalization Series,
Market Neutral Fund,
Double Alpha Market Fund, and Select Sectors Market
Neutral Fund


 In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments and schedules of securities sold short, and the related statements of operations and of changes in net assets and the financial highlights for each class presented present fairly, in all material respects, the financial position of U.S. Small Capitalization
Series, Japan Series, International Small Capitalization Series, Market Neutral Fund, Double Alpha Market Fund, and Select
Sectors Market Neutral Fund, each a series of the Barr Rosenberg Series Trust (the "Trust") at March 31, 1999, the results of each of their operations, the changes in each of their net assets and their financial highlights for the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
 An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 1999 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis of the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP

San Francisco, CA
May 18, 1999